                                                                     EXHIBIT 21
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
                                  GENRAD, INC.
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                 SCHEDULE OF SUBSIDIARIES AS OF MARCH 30, 1995
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
SUBSIDIARIES NAME                         STATE/JURISDICTION OF INCORPORATION
-----------------                         -----------------------------------
GenRad SA                                            France

GenRad GmbH                                          Germany

GenRad S.p.A.                                        Italy

GenRad (Schweiz) AG                                  Switzerland

GenRad Benelux B.V.                                  Netherlands

GenRad Europe Limited                                England

GenRad Limited                                       England

GenRad Holdings Limited                              England

GenRad Securities Corporation                        Massachusetts

All subsidiaries are Consolidated Subsidiaries and do business under their own name.